UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2020
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 1-13163

North Carolina				13-3951308
(State or other jurisdiction of				(I.R.S. Employer
incorporation or organization)				Identification No.)

1441 Gardiner Lane,	Louisville,	Kentucky		40213
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:			(502)	874-8300

Former name or former address, if changed since last report:			N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 24, 2020, the Yum! Brands, Inc. (“Yum! Brands” or “the Company”) Board of Directors approved the establishment of the Company’s new global “Unlocking Opportunity Initiative” including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities. The global Unlocking Opportunity Initiative builds on more than 20 years of the Company’s investment in a people-first culture. Yum! Brands and its KFC, Pizza Hut, Taco Bell and The Habit Burger Grill brands, alongside its franchisees, aim to fight inequality with an emphasis on three areas that can unlock opportunities for employees, restaurant team members and communities around the world including: equity and inclusion, education and entrepreneurship. Yum! Brands’ global efforts will start in the U.S., the Company’s largest market comprising more than 40% of global sales and half of its franchisees, and will focus in the U.S. on areas where it can make the biggest impact including fighting racism and building on the Company’s ongoing inclusion efforts.

As part of these efforts and investment, the Company will make a $50 million contribution to the Yum Foundation. The Company intends to classify such contribution as a Special Item within its reported results for the quarter ended June 30, 2020. Accordingly, the contribution will be excluded from the Company’s non-GAAP measures of Core Operating Profit and Earnings per Share (EPS) excluding Special Items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	June 25, 2020	/s/ Scott Catlett
General Counsel and Corporate Secretary